Exhibit 99.2

      Milacron Promotes Ross Anderson to Senior VP Finance & CFO

    CINCINNATI--(BUSINESS WIRE)--Aug. 3, 2006--Milacron Inc. (NYSE:
MZ) today announced the board of directors has promoted Ross A. Anderson to senior vice president - finance and chief financial officer, effective immediately. His prior title was vice president - finance and chief financial officer, a position he assumed in August 2005.
    "We are pleased to recognize Ross' efforts and success in dealing with the many challenges he faces as our CFO," said Ronald D. Brown, chairman, president and chief executive officer.
    Anderson, 49, joined Milacron in 1989 and has held a number of positions of increasing responsibility, including general manager of the North American plastics injection machinery business from 2004 to 2005 and company controller from 2002 to 2004. He holds a B.A. from Hillsdale College in Michigan and an M.B.A. from Xavier University in Cincinnati.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).

    For photo of Ross Anderson: ftp://ftp.milacron.com/Photo/Officers/

    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918
             albert.beaupre@milacron.com